UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2005

Commission File number 1-5426

THOMAS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	61-0505332
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4360 Brownsboro Road, Suite 300

Louisville, Kentucky 40207

(Address of principal executive offices, including zip code)

(502) 893-4600

(Registrant’s telephone number, including area code)

_________________________________________________________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

In connection with Mr. Peter Bissinger’s retirement, as described below, Thomas Industries Inc. (the “Company”) and Mr. Bissinger entered into a consulting agreement dated June 15, 2005 (the “Consulting Agreement”). The Consulting Agreement will become effective January 1, 2006 and will continue through June 30, 2007. Mr. Bissinger will provide consulting services t o the Company on a part-time basis. Mr. Bissinger will be paid an aggregate of E189,000 for performing the consulting services, which amount shall be paid in equal monthly installments during the term of the Consulting Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the announcement of Mr. Bissinger’s retirement, Mr. Bissinger and the Company have agreed to terminate the Service Agreement between TIWR Holding GmbH & Co. KG dated January 1, 2003, as amended, effective December 31, 2005.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Peter Bissinger will resign as Vice President and General Manager of the European Compressor and Pump Group, effective December 31, 2005. Beginning January 1, 2006, Mr. Bissinger will continue to work with the Company in a part-time consulting role for a period of 18 months.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 21, 2005.

Thomas Industries Inc. (Registrant)
By:	/s/	Phillip J. Stuecker
Phillip J. Stuecker Vice President of Finance, Chief Financial Officer and Secretary